UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2020

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC
Series W Warrants to Purchase Common Stock	PAVMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

On April 30, 2020, PAVmed Inc. (the “Company”, “we”, “us” or “our”) entered into a Securities Purchase Agreement (“SPA”) with an institutional investor (the “Investor”) and, pursuant thereto, we simultaneously consummated the sale to the Investor of a Senior Convertible Note (the “Convertible Note”) with an initial principal amount of $4,111,111 and a conversion price of $5.00 per share, subject to adjustment as described below (the “Private Placement”). Maxim Group LLC (“Maxim Group”) acted as financial advisor to the transaction.

The Convertible Note was sold with an original issue discount of $411,111, for gross proceeds of $3,700,000. Maxim Group received an advisory fee of $120,250, representing 3.25% of the gross proceeds. After deducting the advisory fee and our estimated expenses associated with the Private Placement, we estimate the net proceeds were approximately $3,579,750.

As more fully described in our Current Reports on Form 8-K filed on December 27, 2018 and November 4, 2019, we also sold senior secured convertible notes (the “2018 Convertible Notes”) to the Investor on December 27, 2018 and Series A and Series B senior secured convertible notes (the “2019 Convertible Notes,” and collectively with the 2018 Convertible Notes, the “Prior Convertible Notes”) to the Investor and one of its affiliates on November 4, 2019. The Prior Convertible Notes presently have an outstanding principal balance of $14,050,000.

SPA

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, we also agreed to the following additional covenants:

●	Until the later of the date that less than $700,000 of the Convertible Note remains outstanding and the date that is six months after the closing, we may not issue, offer, sell or grant any equity or equity-linked security at a price less than $5.00 per share, subject to certain limited exceptions.

●	So long as any of the Convertible Note remains outstanding, we will not effect or enter an agreement to effect any variable rate transaction.

●	We will hold a stockholder meeting, by no later than July 31, 2020, to approve resolutions (the “Stockholder Resolutions”) authorizing (i) an increase in the authorized shares of our common stock from 100 million to 150 million shares, and (ii) the issuance of shares of our common stock under the Convertible Note (and under the Prior Convertible Note issued on November 4, 2019) for the purposes of compliance with the stockholder approval rules of The Nasdaq Stock Market (“Nasdaq”). We will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

In addition, we granted the Investor participation rights in future equity and equity-linked offerings of securities during the three years after the closing in an amount of up to 100% of the securities being sold in such offerings.

Pursuant to the SPA, the Investor and its affiliate also waived certain requirements contained in the transaction documents for the Prior Convertible Notes. As a result of such waivers, we will not be required to pay any amounts to the Investor or its affiliate as a result of (i) a registration statement covering the resale of the shares underlying the 2019 Convertible Notes not being declared effective by February 2, 2020 or (ii) such registration statement not covering the shares underlying the Series B 2019 Convertible Notes. In addition, in keeping with the requirements under the new Convertible Note, (a) the deadline for us to hold a stockholder meeting to approve the Stockholder Resolutions was extended to July 31, 2020; (b) the minimum amount of available cash we are required to maintain at the end of each fiscal quarter was reduced to $1,750,000; and (c) the requirement to complete a non-dilutive capital raise of a minimum of $9,000,000, in immediately available and unrestricted cash, was waived.

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The SPA further provides for a voluntarily reduction in the conversion price of the 2019 Convertible Notes, as permitted pursuant to Section 7(d) of such notes. Subject to approval of our board of directors, through May 15, 2020, the conversion price of the 2019 Convertible Notes will be reduced to $1.48 per share. The holder of the Convertible Note may not convert more than $756,757 of the 2019 Convertible Notes at the reduced conversion price.

Convertible Note

Payment

On the maturity date, we will pay to the noteholder an amount in cash representing all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges. The stated maturity date of the Convertible Note is April 30, 2022, but the maturity date is subject to extension in certain limited circumstances. Except as specifically permitted by the Convertible Note, we may not prepay any portion of the outstanding principal, accrued and unpaid interest or accrued and unpaid late charges.

Interest

The Convertible Note accrues interest at the rate of 7.875% per annum and is payable in cash monthly on the last trading day of each month. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Note), the Convertible Note will accrue interest at the rate of 18.0% per annum. See “—Events of Default” below.

Conversion

The Convertible Note is convertible, at the option of the noteholder, into shares of our common stock at an initial conversion price of $5.00 per share. The conversion price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, the noteholder has the additional right to substitute such variable price (or formula) for the conversion price. In connection with the occurrence of certain Events of Default, a noteholder will be entitled to convert all or any portion of the Convertible Note at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) 80% of the market price of our common stock, as determined in accordance with the Convertible Note, but not less than the floor price specified in the Convertible Note.

Conversion Limitation and Exchange Cap

A noteholder will not have the right to convert any portion of the Convertible Note, to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. The noteholder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

In addition, unless we obtain the approval of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Convertible Note or otherwise pursuant to the terms of the Convertible Note, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of April 29, 2020 or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default

The Convertible Note includes certain customary Events of Default, including, among other things, the breach of the financial covenant described in “—Covenants” below and the failure of Lishan Aklog, M.D., our Chairman and Chief Executive Officer, and Dennis McGrath, our President and Chief Financial Officer, to each serve as officers of ours.

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In connection with an Event of Default, a noteholder may require us to redeem in cash any or all of the Convertible Note. The redemption price will equal 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, or (except in the case of certain Events of Default relating to bankruptcy), if greater, an amount equal to market value of a share of our common stock multiplied by the amount to be redeemed divided by the conversion price, as determined in accordance with the Convertible Note.

Redemption Rights

Change of Control. In connection with a Change of Control (as defined in the Convertible Note), a noteholder may require us to redeem all or any portion of the Convertible Note. The redemption price will equal the greatest of (i) 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 115% of the market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note, and (iii) 115% of the aggregate cash consideration that would have been payable in respect of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note. Such redemption may be subject to netting as described below.

Subsequent Placement. At any time after the earlier of the date a noteholder becomes aware of any placement by us of equity or equity-linked securities or the date of consummation of such a placement, subject to certain limited exceptions, the noteholder will have the right to have us redeem a portion of the Convertible Note not in excess of 100% of the net proceeds from such placement (less any portion of such proceeds used by the Company to redeem a portion of the Prior Convertible Notes at the election of the holders thereof). The redemption price will be 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon. If the noteholder is participating in any such placement, the noteholder may apply the redemption price against the purchase price of the securities in such placement.

Holder Optional Redemption. At any time from and after October 30, 2020, the noteholder will have the right, in its sole discretion, to require us to redeem all, or any portion, of the Convertible Note. The redemption price will be 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon.

Company Optional Redemption. At any time, we will have the right to redeem all, but not less than all, of the Convertible Note. The redemption price will be 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon.

Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. We also will be subject to a financial covenant that requires us to maintain available cash in the amount of $1,750,000 at the end of each fiscal quarter.

Voting Agreement

In connection with the Private Placement, we entered into voting agreements (the “Voting Agreements”), each dated as of April 30, 2020, with certain of our stockholders (each a “Stockholder”), who hold approximately 11.9% of our common stock in the aggregate. Pursuant to the Voting Agreements, each Stockholder agreed to vote the shares of our common stock now owned or hereafter acquired by him in favor of the Stockholder Resolutions.

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Additional Information

The foregoing is only a summary of the material terms of the SPA, the Convertible Note, the Voting Agreements, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the SPA, the Convertible Note and the Voting Agreements is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of the agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Note, and the shares of our common stock issuable upon conversion thereof, are being offering and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Securities Purchase Agreement.

10.2	Form of Senior Convertible Note.

10.3	Form of Voting Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2020	PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer

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